UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2024 (February 23, 2024)

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7857 WEST SAMPLE ROAD, SUITE 134
CORAL SPRINGS, Florida  33065
 (Address of principal executive offices, including zip code)

(201) 265-0169
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed in periodic reports filed by AmBase Corporation (the “Company”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s financial statements have expressed a qualification about the Company’s ability to continue as a going concern and the Company has been considering various alternatives to provide the necessary cash resources to continue operations and continue the litigation related to the 111 West 57th Property. The Company has been considering and evaluating various strategic funding and financing alternatives in order to raise capital. Possible funding alternatives considered have included a variety of sources, including but not limited to litigation funding agreements, offerings of equity or debt securities, loans, or any combination thereof with third parties, existing shareholders of the Company and/or Company management.

In order to provide the necessary cash resources to continue operations and continue the litigation related to the 111 West 57th Property, and repay amounts currently owed, on February 28, 2024, the Company will commence a private placement offering (the “Equity Offering”) of 44,200,460 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The purchase price for one share of Common Stock in the Equity Offering is $0.20. The Company expects to receive gross proceeds of approximately $8.8 million in connection with the Equity Offering before deducting offering expenses.  There are no limitations on the Company’s use of such proceeds when received, although it is anticipated that a substantial part of the proceeds will be applied to repayment of existing Company obligations.

The Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(c) promulgated thereunder. The Shares will be offered and sold only to existing stockholders of record of the Company as of February 28, 2024 (the “Record Date”).  Each qualifying stockholder will be permitted to purchase up to his, her or its pro rata share of the Shares in the Equity Offering, based on the amount of shares of Common Stock owned by such stockholder as of the Record Date, in an amount equal to up to one hundred and eight and one-half percent (108.5%) of the number of shares of Common Stock beneficially owned by such stockholder as of the Record Date. For example, a qualifying stockholder who owned 10,000 shares as of the Record Date would be eligible to purchase up to 10,850 Shares. Only those stockholders who qualify as accredited investors under Rule 501(a) of Regulation D of the Securities Act may purchase Shares in the Equity Offering, and each such stockholder will be required to provide documentary evidence that he, she or it qualifies as an accredited investor. The Equity Offering is expected to commence on or about February 28, 2024, and will remain open for a period of thirty (30) calendar days ending on March 29, 2024 (the “Subscription Deadline”).

The Shares will be offered and sold pursuant to a Subscription Agreement (the “Subscription Agreement”) to be entered into by and between the Company and each subscribing stockholder (each, a “Purchaser” and collectively, the “Purchasers”).  The Subscription Agreement provides for a disclosure package consisting solely of the Company’s current Exchange Act filings, includes a required Purchaser questionnaire, and contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

In connection with the Equity Offering, the Company expects to enter into a standby purchase agreement (the “Standby Purchase Agreement”) with BARC Investments, LLC (“BARC”), an affiliate of the Company owned and controlled by Company directors Alessandra F. Bianco and Richard A. Bianco, Jr. and their sibling Christina Bianco. Under the terms of the Standby Purchase Agreement:

•	BARC will irrevocably subscribe to purchase its pro rata share of Shares in the Equity Offering at $0.20 per Share;

•
BARC will agree to act as a standby purchaser and shall subscribe to purchase all of the Shares that are not otherwise validly subscribed for by other stockholders by the Subscription Deadline at $0.20 per Share; and

•
BARC will be granted a contractual preemptive right to participate in future equity offerings by the Company to maintain its percentage ownership in the Company as measured following the completion of the Equity Offering.

The Standby Purchase Agreement also contains customary representations and warranties and agreements of the Company and the BARC and customary indemnification rights and obligations of the parties, in each case substantially the same as contained in the Subscription Agreement.

The terms of the Equity Offering were evaluated by a Special Committee of the Board comprised exclusively of one independent director, advised by the Company’s outside litigation counsel and outside securities counsel. Based upon review and consideration by the Special Committee of various factors, including review of the existing litigation related to the 111 West 57th Property, the results of the prior search for litigation funding alternatives, the Company’s need for financing, and the terms of the Equity Offering, the Special Committee made a recommendation to the full Board of Directors of the Company to approve the Equity Offering as being fair and in the best interests of the Company and its stockholders, and the Board of Directors approved the Equity Offering on that basis on February 23, 2024.

The Company will continue to consider and explore other litigation funding agreements with third party litigation funders that it could enter into for portions of the litigation costs for up to $5 million of funding, at market terms to be agreed upon at such times. In general litigation funding agreements are structured so that the litigation funder would receive back their initial funding amount first (i.e. before any recovery is received by the Company), plus an additional multiple of 1.0 times to 3.5 times the amount funded (depending on various factors), plus depending on the funder, additional fees, expenses, interest and potentially an additional percentage of the total recovery received.

The Board of Directors of the Company also anticipates that at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), anticipated to be held in June 2024, the Company’s stockholders will be asked to consider and authorize an Amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue. The details of matters to be voted on by stockholders will be included in the Company’s Definitive Proxy Statement for the Annual Meeting.

The foregoing descriptions of the Subscription Agreement and Standby Purchase Agreement are qualified entirely by reference to those agreements.  Forms of the Subscription Agreement and Standby Purchase Agreement will be filed as exhibits to future filings by the Company under the Exchange Act.

The Equity Offering is expected to be completed promptly within five business days following the Subscription Deadline. However, there can be no assurance that the Equity Offering will be completed within the timeframe contemplated or at all, and there can be no assurance that the Company will be able to secure any such funding and/or financing arrangements on acceptable terms or at all. Moreover, there can be no assurance that the net proceeds of the Equity Offering, when it is completed, will be sufficient to meet all of the Company’s future funding requirements.

With respect to its disputes and litigation relating to its interest in the 111 West 57th Property, the Company is pursuing, and will continue to pursue, other options to realize the Company’s investment value, various legal courses of action to protect its legal rights, recovery of its asset value from various sources of recovery, as well as considering other possible economic strategies, including the possible sale of the Company’s interest in and/or rights with respect to the 111 West 57th Property; however, there can be no assurance that the Company will prevail with respect to any of its claims.

For additional information concerning the Company’s legal proceedings relating to the 111 West 57th Property, see the description of legal proceedings in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the Company’s periodic filings on Form 10-Q.

The information in this Current Report on Form 8-K should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including without limitation the disclosures under the headings “Risk Factors” and “Cautionary Statement for Forward-Looking Information.”, and the Company’s periodic filings on Form 10-Q

Item 3.02	Unregistered Sale of Equity Securities

The disclosure of the Equity Offering under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title

104.1	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: February 23, 2024